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                                    EXHIBIT XI
                             U.S.B. HOLDING CO., INC.
                        COMPUTATION OF EARNINGS PER SHARE

                    FOR THE THREE MONTHS ENDED MARCH 31, 1996


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
Weighted average number of common
  shares outstanding                                            2,796,870

Assuming exercise of options reduced
  by the number of shares which could
  have been purchased with the proceeds
  from exercise of such options                                   127,456
                                                               -----------

Weighted average common and common
  equivalent shares outstanding                                 2,924,326
                                                               -----------
                                                               -----------

Net income                                                     $2,250,000

Less:  Preferred stock dividend requirements                       79,000
                                                               -----------

Net income available to common shareholders                    $2,171,000
                                                               -----------
                                                               -----------
Net Income Per Common and Common Equivalent Share               $    0.74
                                                               -----------
                                                               -----------

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